UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 20, 2022

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300	Little Rock	AR	72201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	501	205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	INUV	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 ITEM 8.01           OTHER EVENTS.

The board of directors (the “Board”) of Inuvo, Inc. (the “Company”) established June 16, 2022, as the date for the Company's 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and set April 27, 2022, as the record date for the Annual Meeting. The exact time and location of the Annual Meeting will be specified in the Company’s proxy statement for the Annual Meeting.  Because the date of the Annual Meeting is more than 30 days from the anniversary date of the Company’s 2021 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of the change.

For stockholders who wish to present a proposal to be considered for inclusion in our proxy statement and for consideration at the Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must have been be received by our Corporate Secretary, Wallace D. Ruiz, at the following address: Inuvo, Inc., 500 President Clinton Ave., Suite 300, Little Rock, AR, 72201, no later than 5:00 PM on April 28, 2022, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2022 annual meeting will also be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company in writing after 5:00 PM on April 28, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: April 20, 2022	By:	/s/ John Pisaris
John Pisaris, General Counsel